SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                    Atlanta * Austin * New York * Washington


1275 Pennsylvania Avenue, NW                                Tel:  (202) 383-0100
Washington, DC  20004-2404                                  Fax:  (202) 637-3593

Steven B. Boehm, Esq.
Direct Line:   (202) 383-0176
Internet:  sboehm@sablaw.com


                                                              March 24, 2000


The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, NY  10017-3206

Re:    TIAA-CREF Mutual Funds
       (File Nos.  333-21821 and 811-08055;
            Post Effective Amendment No. 6)
Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional information as a part of the above-referenced registration statement on Form N-1A for the TIAA-CREF Mutual Funds. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Sincerely,

                                         /S/ STEVEN B. BOEHM
                                         Steven B. Boehm

SBB/cln
cc:   Laura Bramson, Esq., TIAA-CREF
Enclosures